MEDIA SOURCE, INC.
                            AUDIT COMMITTEE CHARTER


     One committee of the board of directors will be known as the audit committee. Only independent directors will serve on the audit committee. An independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should recuse himself from any decisions that might be influenced by that relationship.

     The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the finance information that will be provided to the shareholders and others the systems of internal controls management and the board of directors have established and all audit processes.

GENERAL REPONSIBILITIES

1. The audit committee provides open avenues of communication among the Company's independent auditors (the "Auditor"), and the board of directors.

2. The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3. The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4. The committee will meet at least four times each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5. The committee will do whatever else the law, the company's charter or bylaws or the board of directors require.

RESPONSIBILITIES FOR ENGAGING THE AUDITOR

1. The audit committee will select the Auditor for company audits. The committee's selection is subject to approval by the full board of directors. The audit committee also will review and set any fees paid to the Auditor and review and approve dismissal of the Auditor.

2. The audit committee will confirm and assure the independence of the Auditor, including a review of management consulting services provided by the Auditor and the fees paid for them.

3. The audit committee will consider, in consultation with the Auditor, the audit scope and procedural plans made by the Auditor.

4. The audit committee will listen to management and the Auditor if either think there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

RESPONSIBILITIES FOR REVIEWING THE ANNUAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS.

1. The audit committee will ascertain that the Auditor views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

2. The audit committee will ask management and the Auditor about significant risks and exposures and will assess management's steps to minimize them.

3.   The audit committee will review the following with the Auditor:

(a) The adequacy of the company's internal controls, including computerized information system controls and security.

(b) Any significant findings and recommendations made by the Auditor, together with management's responses to them.

4. Shortly after the annual examination is completed, the audit committee will review the following with management and the Auditor:

(a)  The company's annual financial statements and related footnotes.

(b)  The Auditor's audit of and report on the financial statements.

(c) The Auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

(d) Any serious difficulties or disputes with management encountered during the course of the audit.

(e) Anything else about the audit procedures or findings that GAAS requires the Auditors to discuss with the committee.

5. The audit committee will review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

6. The audit committee will review the interim financial reports with management and the Company's CFO before those interim reports are released to the public or filed with the Sec or other regulators.

7. The audit committee will prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

PERIODIC RESPONSIBILITIES

1.   Review and update the committee's charter annually.

2. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by Auditor.

3. Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

4. Meet with the CFO, the Auditor and management in separate executive sessions to discuss and matters the committee or these groups believe should be discussed privately with the audit committee.